UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2015

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2015, Tennant Company (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) which amends and restates the Credit Agreement dated May 5, 2011, with JPMorgan Chase Bank, N. A. (“JPMorgan”), as administrative agent and collateral agent, U.S. Bank National Association, as syndication agent, Wells Fargo Bank, National Association, and RBS Citizens, N.A., as co-documentation agents, and the Lenders (including JPMorgan) from time to time party thereto, as amended by Amendment No. 1 dated April 25, 2013 (the “Credit Agreement”).

The Amended Credit Agreement principally provides the following changes to the Credit Agreement:

•	extends the maturity date to June 30, 2020;

•	removes RBS Citizens, N.A. as a co-documentation agent;

•	changes the covenant regarding the Company’s indebtedness to EBITDA ratio at the end of each quarter to not greater than 3.25 to 1;

•
changes the covenant restricting the Company’s from paying dividends or repurchasing stock to allow no dividends or repurchases, if, after giving effect to such payments the Company’s leverage ratio is greater than 3.25 to 1;

•
changes the covenant restricting the Company from making acquisitions, if after giving pro-forma effect to such acquisition, the Company’s leverage ratio is greater than 3.00 to 1, in such case limiting acquisitions to $25 Million;

•	changes the fees for committed funds under the Credit Agreement to an annual rate ranging from 0.175% to 0.300%, depending on the Company’s leverage ratio;

•
changes the rate at which Eurocurrency borrowings under the Credit Agreement bear interest to a rate per annum equal to adjusted LIBOR plus an additional spread of 1.075% to 1.700%, depending on the Company’s leverage ratio;

•
changes the rate at which ABR borrowings bear interest to a rate per annum equal to the greatest of (a) the prime rate, (b) the federal funds rate plus 0.50% and (c) the adjusted LIBOR rate for a one month period plus 1.0%, plus, in any such case, an additional spread of 0.075% to 0.700%, depending on the Company’s leverage ratio; and

•	changes related to new or recently revised financial regulations and other compliance matters.

The full terms and conditions are set forth in the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On June 30, 2015, the Company entered into Amendment No. 3 to its Private Shelf Agreement (the “Amendment”), which amends the Private Shelf Agreement, dated as of July 29, 2009, by and among the Company, Prudential Investment Management, Inc. and Prudential affiliates from time to time party thereto, as amended by Amendment No. 1 dated May 5, 2011, and Amendment No. 2 dated July 24, 2012 (the “Shelf Agreement”).

The principal change effected by the Amendment is an extension of the Issuance Period for Shelf Notes under the Shelf Agreement and to make the same corresponding changes made to the Credit Agreement. The Issuance Period now expires on June 30, 2018.

The foregoing summary of the Amendment is qualified in its entirety by reference to Amendment No. 3 to the Shelf Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: July 7, 2015	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Senior Vice President, General Counsel and Secretary